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                                                                     EXHIBIT 1.1



                        250,000 8.4% Capital Securities

                     DOMINION RESOURCES CAPITAL TRUST III
                                 guaranteed by
                           DOMINION RESOURCES, INC.

                            UNDERWRITING AGREEMENT

                                January 9, 2001


Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
Morgan Stanley & Co. Incorporated
  for themselves and as Representatives for the Underwriters named in Schedule I, attached hereto

c/o Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York 10281

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

     Dominion Resources Capital Trust III (the Trust), a statutory business trust created under the Business Trust Act (the Delaware Act) of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Sections 3801 et seq.) and Dominion Resources, Inc., a Virginia corporation (Dominion and, together with the Trust, the Offerors), confirm their agreement (the Agreement) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated (together, the Representatives), and each of the other Underwriters named in Schedule I (collectively, including the Representatives, the Underwriters), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective number set forth opposite their names in Schedule I of the 250,000 8.4% Capital Securities (liquidation amount of $1,000 per security) of the Trust (the Capital Securities) under the terms specified in Schedule II hereto. The Capital Securities will be fully and unconditionally guaranteed by Dominion (the Capital Securities Guarantee), to the extent described in the Prospectus (as defined below), with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the Capital Securities Guarantee Agreement
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(the Capital Securities Guarantee Agreement), to be dated as of January 12,
2001, between Dominion and The Chase Manhattan Bank, as Trustee (the Guarantee Trustee). The Capital Securities issued in book-entry form will be issued to Cede & Co., as nominee of The Depository Trust Company (DTC), pursuant to a letter of representations, to be dated on or prior to the Closing Date (as defined in Section 4 herein) (the DTC Agreement), among the Trust, the Guarantee Trustee and DTC.

     The entire proceeds from the sale of the Capital Securities will be combined with the entire proceeds from the sale by the Trust to Dominion of its common securities (the Common Securities), and will be used by the Trust to purchase $257,732,000 of 8.4% Junior Subordinated Debentures, due January 15, 2031 (the Subordinated Debentures) issued by Dominion. The Capital Securities and the Common Securities will be issued pursuant to the Amended and Restated Trust Agreement of Dominion Resources Capital Trust III, to be dated as of January 1, 2001 (the Trust Agreement), among Dominion, as sponsor, James P. Carney and G. Scott Hetzer, as administrative trustees (the Administrative Trustees), The Chase Manhattan Bank, as property trustee (the Property Trustee), and Chase Manhattan Bank USA, National Association (as successor to Chase Manhattan Bank Delaware), as Delaware trustee (the Delaware Trustee and, together with the Property Trustee and the Administrative Trustees, the Trustees). The Subordinated Debentures will be issued pursuant to an indenture dated as of December 1, 1997, as previously supplemented and as to be further supplemented by a Second Supplemental Indenture dated as of January 1, 2001 (collectively, the Indenture), between Dominion and The Chase Manhattan Bank, as trustee (the Debenture Trustee). The Trust and Dominion shall enter into an Agreement as to Expenses and Liabilities (the Expenses Agreement) to be dated as of January 12, 2001, pursuant to which Dominion shall pay, under certain circumstances, the Obligations (as defined in the Expenses Agreement) of the Trust.

     The Capital Securities, the Capital Securities Guarantee and the Subordinated Debentures may be collectively referred to herein as the "Securities." The Indenture, the Trust Agreement and the Capital Securities Guarantee Agreement, the Expenses Agreement, the DTC Agreement and this Agreement may be referred to herein collectively as the "Operative Documents."

     The Offerors understand that the Underwriters propose to make a public offering of the Capital Securities (as guaranteed by the Capital Securities Guarantee) on the terms and in the manner set forth herein and agree that the Underwriters may resell, subject to the conditions set forth herein, all or a portion of the Capital Securities.

     SECTION 1.  Representations and Warranties.  The Offerors jointly and
                 ------------------------------
severally represent and warrant to each Underwriter as of the date hereof and as of the Closing Date, and agree with each Underwriter as follows:

          (a) A registration statement, No. 333-93187 on Form S-3 for the registration of the Securities and certain other securities of Dominion under the Securities Act of 1933, as amended (the Securities Act), heretofore filed with the Securities and Exchange Commission (the Commission) has become effective. The registration statement, including all exhibits thereto, as amended through the date hereof, is hereinafter referred to as the "Registration Statement"; the prospectus relating to the Securities and other securities included in the Registration Statement, which prospectus is now proposed to be supplemented by a supplement relating to the Securities to

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be filed with the Commission under the Securities Act, as so supplemented, is hereinafter referred to as the "Prospectus". As used herein, the terms "Registration Statement", "prospectus" and "Prospectus" include all documents (including any Current Report on Form 8-K) incorporated therein by reference, and shall include any documents (including any Current Report on Form 8-K) filed after the date of such Registration Statement, prospectus or Prospectus and incorporated therein by reference from the date of filing of such incorporated documents (collectively, the Incorporated Documents).

          (b) No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose are pending before or, to the knowledge of the Offerors, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the Securities Exchange Act), the Trust Indenture Act of 1939, as amended (the Trust Indenture Act), and the rules, regulations and releases of the Commission (the Rules and Regulations) and, neither the Registration Statement on the date it was declared effective (the Effective Date) nor the Prospectus on the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, on the Closing Date (as defined below), the Registration Statement and the Prospectus (including any amendments and supplements thereto) will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the foregoing representations and warranties in this Section 1(b) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon information furnished herein or in writing to an Offeror by the Underwriters or on the Underwriters' behalf through the Representatives for use in the Registration Statement or Prospectus or the part of the Registration Statement which constitutes the Trustee's Statement of Eligibility under the Trust Indenture Act; and provided, further, that the foregoing representations and warranties are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus or in any amendment or supplement thereto.

          (c) Except as reflected in, or contemplated by, the Registration Statement and Prospectus (exclusive of any amendments or supplements after the date hereof), since the respective most recent dates as of which information is given in the Registration Statement and Prospectus (exclusive of any amendments or supplements after the date hereof), there has not been any material adverse change or event which would result in a material adverse effect on the condition of Dominion and its subsidiaries taken as a whole, financial or otherwise (a Dominion Material Adverse Effect) and there has not been any material adverse change or event which would result in a material adverse effect on the condition of the Trust, financial or otherwise (a Trust Material Adverse Effect).
Dominion and its subsidiaries taken as a whole has no material contingent financial obligation which is not disclosed in the Registration Statement and the Prospectus. The

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Trust has no material contingent financial obligation which is not disclosed in the Registration Statement and the Prospectus.

          (d) Deloitte & Touche LLP who have certified certain of Dominion's financial statements filed with the Commission and incorporated by reference in the Registration Statement, and PricewaterhouseCoopers LLP, who have certified certain of Consolidated Natural Gas Company's financial statements filed with the Commission and incorporated by reference in the Registration Statement, are independent public accountants as required by the Securities Act and the Rules and Regulations relating to the Securities Act.

          (e) Virginia Electric and Power Company, Consolidated Natural Gas Company, Dominion Transmission, Inc. and Dominion Capital, Inc. are the only Significant Subsidiaries of Dominion as such term is defined in Rule 1-02 of Regulation S-X (when such Rule is applied to the pro forma fiscal year ended December 31, 1999). All of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and, with the exception of the outstanding preferred stock of Virginia Electric and Power Company which is owned by third parties, the capital stock of each Significant Subsidiary is owned by Dominion, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right.

          (f) The Trust has been duly created and is validly existing and in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement and the Trust Agreement; the Trust is and will be classified for United States Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. The Trust does not have any consolidated or unconsolidated Significant Subsidiaries as such term is defined in Rule 1-02 of Regulation S-X, and will be treated as a consolidated subsidiary of Dominion pursuant to generally accepted accounting principles. The Trust is not required to be authorized to do business in any jurisdiction other than the State of Delaware. The Trust is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Trust Material Adverse Effect.

          (g) The Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered by the Trust to Dominion against payment therefor as set forth in the Trust Agreement, will be validly issued and, subject to the terms of the Trust Agreement, fully paid and non-assessable undivided beneficial interests in the assets of the Trust. The issuance of the Common Securities is not subject to preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities of the Trust will be directly owned by Dominion free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right.

          (h) The Capital Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment therefor as provided herein, will be validly issued and, subject to the terms of the Trust Agreement, fully paid and non-assessable undivided

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beneficial interests in the assets of the Trust. Subject to the terms of the
Trust Agreement, the holders of the Capital Securities, as beneficial owners of Capital Securities of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware except that the holders of the Capital Securities may be obligated to provide (a) indemnity or security in connection with, and pay taxes or governmental charges arising from, transfers or exchanges of Capital Securities certificates and the issuance of replacement Capital Securities certificates, and (b) security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

          (i) The Capital Securities Guarantee Agreement, the Trust Agreement, the Subordinated Debentures, the Expenses Agreement and the Indenture have each been duly authorized by Dominion and when validly executed and delivered by Dominion and, in the case of the Capital Securities Guarantee Agreement, by the Guarantee Trustee, in the case of the Trust Agreement, by the Trustees thereto, in the case of the Indenture, by the Debenture Trustee, and in the case of the Subordinated Debentures, when validly issued by Dominion and duly authenticated and delivered by the Debenture Trustee, will constitute valid and legally binding obligations or Dominion, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); the Subordinated Debentures when validly issued by Dominion and duly authenticated and delivered by the Debenture Trustee, will be entitled to the benefits of the Indenture.

          (j) The execution, delivery and performance of the Operative Documents, the Common Securities and the Capital Securities by the Trust and the consummation of the transactions contemplated in the Operative Documents, the Common Securities, the Capital Securities and in the Registration Statement (including the issuance and sale of the Common Securities and the Capital Securities by the Trust and the use of the proceeds from the sale of the Common Securities and the Capital Securities as described in the Prospectus under the caption "Use of Proceeds") by the Trust and compliance by the Trust with its obligations under the Operative Documents, the Common Securities and Capital Securities do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Trust is a party or by which it or any of them may be bound, or to which any of the property or assets of the Trust is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Trust Material Adverse Effect), nor will such action contravene any provision of applicable law, the Trust Agreement or the certificate of trust of the Trust, or any agreement or other instrument binding upon the Trust, the effect of which is a Trust Material Adverse Effect, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Trust. The Trust is not a party to or otherwise bound by any material agreement other than those described in the Prospectus.

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          (k)  The execution, delivery and performance of the Operative
Documents and the Subordinated Debentures by Dominion and the consummation of the transactions contemplated in the Operative Documents, the Subordinated Debentures and the Registration Statement (including the issuance and sale of the Subordinated Debentures and the use of the proceeds from the sale of the Subordinated Debentures as described in the Prospectus under the caption "Use of Proceeds") by Dominion and compliance by Dominion with its obligations under the Operative Documents and the Subordinated Debentures do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Dominion or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which Dominion or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of Dominion or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Dominion Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of Dominion or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over Dominion or any subsidiary or any of their respective properties, assets or operations, and Dominion has full power and authority to authorize, issue and sell the Subordinated Debentures and authorize and issue the Capital Securities Guarantee as contemplated by this Agreement.

          (l) Each of Dominion and the Trust is not, and following consummation of the transactions contemplated by the Operative Documents will not be, an "investment company" or a company "controlled" by an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the 1940 Act).

     SECTION 2.  Offering.  The Underwriters have advised Dominion that the
                 --------
Underwriters propose to make an offering of the Capital Securities purchased by the Underwriters for sale on the terms set forth in the Prospectus and at the price specified in Schedule II hereto.

     SECTION 3.  Purchase and Public Offering.  On the basis of the
                 ----------------------------
representations and warranties herein contained, but subject to the terms and conditions in this Agreement set forth, the Trust agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at a price of $1,000 per Capital Security, at a place and time hereinafter specified, the number of Capital Securities set forth in Schedule I opposite the name of such Underwriter, plus any additional Capital Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof. The Underwriters agree to make a public offering of their respective Capital Securities specified in Schedule I hereto at the initial public offering price specified in Schedule II hereto. It is understood that after such initial offering the several Underwriters reserve the right to vary the offering price and further reserve the right to withdraw, cancel or modify such offering without notice.

     SECTION 4.  Time and Place of Closing.   Deliveries of certificates for the
                 -------------------------
Capital Securities, and payment therefor by the Representatives for the accounts of the several Underwriters shall be made at the time, place and date specified in Schedule II or such other time, place and date as the Representatives and Dominion may agree upon in writing signed by

                                       6
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the Representatives and the Offerors (such time and date of payment and delivery being herein called the "Closing Date").

     Payment for the Capital Securities purchased by the Underwriters shall be made to the Trust by wire transfer of immediately available funds, against delivery for the respective accounts of the Underwriters of certificates for the Capital Securities. Certificates for the Capital Securities shall be in definitive or global form and in such denominations as the Underwriters may request in writing at least one business day before the Closing Date. It is understood that each Underwriter has authorized each of the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Capital Securities which it has agreed to purchase. The certificates representing the Capital Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination by the Underwriters not later than 12:00 P.M. on the last business day prior to the Closing Date.

     As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase Subordinated Debentures of Dominion (which purchase was arranged by the Underwriters), Dominion hereby agrees to pay on the Closing Date to the Representatives by wire transfer in immediately available funds, for the accounts of the several Underwriters, $10.00 per Capital Security to be delivered hereunder on the Closing Date.

     SECTION 5.  Covenants of the Offerors.  Dominion and the Trust jointly
                 -------------------------
and severally agree to the following with each of the Underwriters:

          (a) If the Representatives so request, the Offerors, on or prior to the Closing Date, will deliver to the Representatives conformed copies of the Registration Statement as originally filed, including all exhibits, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to each such document, in each case as soon as available and in such quantities as are reasonably requested by the Representatives. The Representatives will be deemed to have made such a request for copies for each of the several Underwriters, Dewey Ballantine LLP and Troutman Sanders Mays & Valentine LLP, counsel to the Underwriters, with respect to any such documents that are not electronically available through the Commission's EDGAR filing system.

          (b) Dominion will pay all expenses in connection with (i) the preparation and filing by it of the Registration Statement and the Prospectus and of this Agreement, (ii) the preparation, issuance and delivery of the Securities, (iii) any fees and expenses of the Trustees, and (iv) the printing and delivery to the Underwriters in reasonable quantities of copies of the Registration Statement and the Prospectus (each as originally filed and as subsequently amended). In addition, Dominion will pay the reasonable out of pocket fees and disbursements of Underwriters' outside counsel, Dewey Ballantine LLP and Troutman Sanders Mays & Valentine LLP, in connection with the qualification of the Securities under state securities or blue sky laws or investment laws (if and to the extent such qualification is required by the Underwriters or Dominion).

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          (c)  If, during the time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event shall occur as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, Dominion promptly will (i) notify the Underwriters to suspend solicitation of purchases of the Capital Securities and (ii) at its expense, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. During the period specified above, Dominion will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Securities Exchange Act and the applicable rules and regulations of the Commission thereunder; provided, that Dominion shall not file such documents or amendments without also furnishing copies thereof to the Representatives, Dewey Ballantine LLP and Troutman Sanders Mays & Valentine LLP. Any such documents or amendments which are electronically available through the Commission's EDGAR filing system shall be deemed to have been furnished by Dominion to the Representatives and Dewey Ballantine LLP and Troutman Sanders Mays & Valentine LLP.

          (d) Dominion will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and Dominion will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (e) Dominion will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement of Dominion (which need not be audited) in reasonable detail, covering a period of at least 12 months beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

          (f) The Offerors will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives may designate; provided, however, that the Offerors shall not be required in any state to qualify as a foreign corporation or business entity, or to file a general consent to service of process, or to submit to any requirements which either of them deems unduly burdensome.

          (g) Fees and disbursements of Dewey Ballantine LLP and Troutman Sanders Mays & Valentine LLP, who are acting as counsel for the Underwriters (exclusive of fees and disbursements of such counsel which are to be paid as set forth in Section 5(b)), shall be paid by the Underwriters; provided, however, that if this Agreement is terminated in accordance with the provisions of Sections 6 or 7 hereof, Dominion shall reimburse the Representatives for the account of the Underwriters for the amount of such fees and disbursements.

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          (h)  During a period of thirty (30) days beginning on the date of this
Agreement, Dominion and the Trust will not offer, sell, contract to sell or otherwise dispose of any Capital Securities, any other beneficial interest in the assets of the Trust, any Subordinated Debentures, or any other securities of the Trust or any other similar debt securities of Dominion which are substantially similar to the Capital Securities or the Subordinated Debentures, without the prior written consent of the Representatives, other than the issuance of trust preferred securities by Dominion Resources Capital Trust II and the corresponding issuance of subordinated debentures by Dominion.

     SECTION 6.  Conditions of Underwriters' Obligations; Termination by the
                 -----------------------------------------------------------
Underwriters.
------------

          (a) The obligations of the Underwriters to purchase and pay for the Capital Securities on the Closing Date shall be subject to the following conditions on such Closing Date:

               (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or to the knowledge of the Offerors threatened by, the Commission on such date. The Representatives shall have received, prior to payment for the Capital Securities, a certificate dated the Closing Date and signed by the President or any Vice President of Dominion and an Administrative Trustee of the Trust to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of Dominion or the Trust, threatened by the Commission.

               (ii) On the Closing Date, an order or orders of the Commission pursuant to the Public Utility Holding Company Act of 1935, as amended (the 1935 Act) permitting the issuance and sale of the Securities of Dominion and the Trust, as applicable, shall be in full force and effect and all provisions of such order or orders heretofore entered are deemed acceptable to the Representatives and Dominion, and all provisions of such order or orders hereafter entered shall be deemed acceptable to the Representatives and Dominion unless within 24 hours after receiving a copy of any such order either shall give notice to the other to the effect that such order contains an unacceptable provision.

               (iii) At the Closing Date the Representatives shall receive, on behalf of the several Underwriters, the opinions of Dewey Ballantine LLP and Troutman Sanders Mays & Valentine LLP, counsel to the Underwriters; McGuireWoods LLP, counsel to Dominion and special tax counsel to Dominion; Dominion's General Counsel; Richards, Layton & Finger, P.A., special Delaware counsel to the Offerors; Richards, Layton & Finger, P.A., counsel to Chase Manhattan Bank USA, National Association (as successor to Chase Manhattan Bank Delaware), as Delaware Trustee under the Trust Agreement; and Cravath, Swaine & Moore, counsel to the Debenture Trustee, the Guarantee Trustee and the Property Trustee; each such opinion being substantially in the forms attached hereto as Schedules III, IV, V, VI, VII, VIII and IX, as applicable, and all in form and substance satisfactory to the Representatives.

               (iv) The Representatives shall have received from Deloitte & Touche LLP, on the date of this Agreement and on the Closing Date, with respect to Dominion and the Trust, and from PricewaterhouseCoopers LLP, on the date of this Agreement, with respect to Consolidated Natural Gas Company for periods ending not later than December 31, 1999, a letter addressed to the Representatives, dated the date of this Agreement and the Closing Date with respect to Deloitte & Touche LLP, and dated the date of this Agreement with respect to PricewaterhouseCoopers LLP, containing statements and information of the type ordinarily included in accountants' SAS 72 "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, including the pro forma financial information.

               (v) Subsequent to the execution of this Agreement and prior to the Closing Date, (A) except as reflected in, or contemplated by, the Registration Statement and the Prospectus (exclusive of amendments or supplements after the date hereof), there shall not have occurred (1) any change in the senior debt of Dominion or any securities of the Trust (other than a decrease in the aggregate principal amount thereof outstanding), (2) any material adverse change in the general affairs, financial condition or earnings of the Trust or Dominion and its subsidiaries taken as a whole, or (3) any material transaction entered into by the Trust, Dominion or a Significant Subsidiary other than a transaction in the ordinary course of business, the effect of which in each such case in the reasonable judgment of the Representatives is so material and so adverse that it makes it impracticable to proceed with the public offering or delivery of the Securities on the terms and in the manner contemplated in the Prospectus and this Agreement; and (B) there shall not have occurred (1) a downgrading in the rating accorded to any of Dominion's junior subordinated debentures or any of the securities of the Trust, or securities that are pari passu to the Junior Subordinated Debentures or the Capital Securities, by any "nationally recognized statistical rating organization" (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) and no such organization shall have given any notice of any intended or potential downgrading or of any review for a possible change with possible negative implications in its ratings of such securities, (2) any general suspension of trading in securities on the New York Stock Exchange or any limitation on prices for such trading or any restrictions on the distribution of securities established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court, (3) a suspension of trading of any securities of Dominion on the New York Stock Exchange, (4) a banking moratorium declared either by federal or New York State authorities or (5) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, or if there has occurred any material adverse change in the financial markets, the effect of which outbreak, escalation, declaration, calamity, crisis or material adverse change, in the reasonable judgment of the Representatives, makes it impracticable to proceed with the public offering or delivery of the Securities on the terms and in the manner contemplated in the Prospectus and in this Agreement.

               (vi) On the Closing Date, the representations and warranties of the Offerors in this Agreement shall be true and correct as if made on and as of such date, and the Offerors shall have performed all obligations and satisfied all conditions required of it under this Agreement; and, at the Closing Date, the Representatives shall have received certificates to such effect signed by the President or any Vice President of Dominion and an Administrative Trustee of the Trust.

               (vii) All legal proceedings to be taken in connection with the issuance and sale of the Securities shall have been satisfactory in form and substance to Dewey Ballantine LLP and Troutman Sanders Mays & Valentine LLP.

               (viii) A Special Event as defined in the Indenture shall not have occurred and be continuing.

          (b) In case any of the conditions specified above in Section 6(a) shall not have been fulfilled, this Agreement may be terminated by the Representatives upon mailing or delivering written notice thereof to Dominion; provided, however, that in case the conditions specified in subsections 6(a)(v) and (vi) shall not have been fulfilled, this Agreement may not be so terminated by the Representatives unless Underwriters who have agreed to purchase in the aggregate 50% or more of the total number of Capital Securities shall have consented to such termination and the aforesaid notice shall so state. Any such termination shall be without liability of any party to any other party except as otherwise provided in
     Section 8 and Sections 5(b), 5(g) and 6(c) hereof.

          (c) If this Agreement shall be terminated by the Representatives pursuant to Section 6(b) above or because of any failure or refusal on the part of the Offerors to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Offerors shall be unable to perform its obligations under this Agreement, then in any such case, Dominion will reimburse the Underwriters, severally, for all out-of-pocket expenses (in addition to the fees and disbursements of their outside counsel as provided in Section 5(g)) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder and, upon such reimbursement, Dominion shall be absolved from any further liability hereunder, except as provided in Section 5(b) and Section 8.

     SECTION 7.  Conditions of the Obligation of Dominion.  The obligation of
                 ----------------------------------------
Dominion to deliver the Capital Securities shall be subject to the conditions set forth in the first sentence of Section 6(a)(i) and in Section 6(a)(ii). In case said conditions shall not have been fulfilled, this Agreement may be terminated by the Offerors by mailing or delivering written notice thereof to the Representatives. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 5(b), 5(g), 8 and 9 hereof.

     SECTION 8.  Indemnification and Contribution.  (a)  Each Offeror agrees,
                 --------------------------------
jointly and severally, to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each such Underwriter and controlling person for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any Preliminary Prospectus (if and when used prior to the effective date of the Registration Statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the foregoing agreement, insofar as it relates to any Preliminary Prospectus, shall not inure to the benefit of any Underwriter (or to the benefit of any person who controls such Underwriter) on account of any losses, claims, damages or liabilities arising out of the sale of any of the Capital Securities by such Underwriter to any person if it shall be established that a copy of the Prospectus, excluding any documents incorporated by reference (as supplemented or amended, if Dominion shall have made any supplements or amendments which have been furnished to the Representatives), shall not have been sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale to such person in any case where such delivery is required by the Securities Act and the Offerors satisfied their obligations pursuant to Section 5(a) hereof, if the misstatement or omission leading to such loss, claim, damage or liability was corrected in the Prospectus (excluding any documents incorporated by reference) as amended or supplemented, and such correction would have cured the defect giving rise to such loss, claim, damage, or liability; and provided further, however, that the indemnity agreement contained in this Section 8(a) shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished herein or otherwise in writing to Offerors by or on behalf of any Underwriter for use in the Registration Statement or any amendment thereto, in the Prospectus or any supplement thereto, or in any Preliminary Prospectus. The indemnity agreement of the Offerors contained in this Section 8(a) and the representations and warranties of the Offerors contained in Section 1 hereof shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any such controlling person, and shall survive the delivery of the Capital Securities.

          (b) Dominion agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under
Section 8(a).

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Offerors, their officers and directors, and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities

Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act, or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable outside counsel fees) incurred by them in connection with investigating or defending any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in either such document as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or any Preliminary Prospectus (if and when used prior to the effective date of the Registration Statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished herein or in writing to the Offerors by or on behalf of such Underwriter for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof, or any Preliminary Prospectus. The indemnity agreement of the respective Underwriters contained in this Section 8(c) shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Offerors or any such controlling person, and shall survive the delivery of the Capital Securities.

          (d) Each of the Offerors and each of the Underwriters agrees that, upon the receipt of notice of the commencement of any action against either of the Offerors or any of its officers, directors, or any person controlling either of the Offerors, or against such Underwriter or controlling person as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional outside counsel retained by them; provided that, if the defendants (including impleaded parties) in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party. The indemnifying party shall bear the reasonable fees and expenses of outside counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel), representing the indemnified parties under Section 8(a) or 8(b), as the case may be, who are parties to such action), (ii) the indemnifying party shall have elected not to assume the defense of such action, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Notwithstanding the foregoing sentence, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (such consent not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such a proceeding), unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

          (e) If the indemnification provided for in this Section 8(a) or 8(b) is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Offerors, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Offerors on the one hand or by you on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Offerors and you agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations under this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     SECTION 9.  Termination. If any one or more of the Underwriters shall fail
                 -----------
or refuse to purchase the Capital Securities which it or they have agreed to purchase hereunder, and the total number of the Capital Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of the Capital Securities, then the other Underwriters shall be obligated severally in the proportions which the number of Capital Securities set forth opposite their respective names in Schedule I bears to the aggregate underwriting obligations of all non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Capital Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase. If any Underwriter or Underwriters shall so fail or refuse to purchase Capital Securities and the total number of the Capital Securities with respect to which such default occurs is more than one-tenth of the total number of the Capital Securities and arrangements satisfactory to the Underwriters and Dominion for the purchase of such Capital Securities are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter (except as provided in Section 5(g) and Section 8) or of Dominion (except as provided in Section 5(b) and Section 8). In any such case not involving a termination, either the Representatives or Dominion shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     SECTION 10.   Representations, Warranties and Agreements to Survive
                   -----------------------------------------------------
Delivery. All representations, warranties and agreements contained in this
--------
Agreement or contained in certificates of officers of Dominion and/or the Trust submitted pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, or by or on behalf of Dominion and/or the Trust, and shall survive delivery of the Securities.

     SECTION 11.   Miscellaneous. The validity and interpretation of this
                   -------------
Agreement shall be governed by the laws of the State of New York. This Agreement shall inure to the benefit of Dominion, the Trust, the Underwriters and, with respect to the provisions of Section 8 hereof, each controlling person and each officer and director of Dominion and the Trust referred to in Section 8, and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors" as used in this Agreement shall not include any purchaser, as such, of any of the Capital Securities from any of the several Underwriters.

     SECTION 12.   Notices. All communications hereunder shall be in writing and
                   -------
if to the Underwriters shall be mailed, faxed or delivered to the Representatives at the address set forth on Schedule II hereto; or if to Dominion shall be mailed, faxed or delivered to it, attention of Treasurer, Dominion Resources, Inc., 120 Tredegar Street, Richmond, Virginia 23219 (facsimile number: (804) 819-2211) or if to the Trust or the Administrative Trustees, shall be mailed, faxed or delivered to it or them, attention of Treasurer, Dominion Resources, Inc., 120 Tredegar Street, Richmond, Virginia 23219, (facsimile number: (804) 819-2211).

     Please sign and return to us a counterpart of this letter, whereupon this letter will become a binding agreement between Dominion, the Trust and the several Underwriters in accordance with its terms.

                              Very truly yours,


                              DOMINION RESOURCES
                              CAPITAL TRUST III

                              By:  DOMINION RESOURCES, INC., as
                                     Sponsor


                              By:  /s/ J. P. Carney
                                 -------------------------------
                              Name:  J. P. Carney
                              Title: Assistant Treasurer



                              DOMINION RESOURCES, INC.


                              By:  /s/ J. P. Carney
                                 -------------------------------
                              Name: J. P. Carney
                              Title: Assistant Treasurer

Agreed, this ___ day of January, 2001

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Morgan Stanley & Co. Incorporated

Each acting severally on behalf of itself and for the several Underwriters named herein.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                   INCORPORATED

By: /s/ Robert Craig
   -----------------------------------
Authorized Signatory
Name: Robert Craig
Title: Director



By: MORGAN STANLEY & CO. INCORPORATED

By: /s/ Bradford D. Hart
   -----------------------------------
Authorized Signatory
Name: Bradford D. Hart
Title: Principal

                                   SCHEDULE I


                                                    Number of Capital Securities
Underwriter                                         to be Purchased
-----------                                         ----------------------------


Merrill Lynch, Pierce, Fenner & Smith
            Incorporated                            87,500
Morgan Stanley & Co. Incorporated                   87,500
First Union Securities, Inc.                        37,500
Lehman Brothers Inc.                                37,500

                                          ----------------

                                          Total:   250,000

                                  SCHEDULE II



Title of Security:  8.4% Capital Securities

Distribution Rate on Capital Securities:  8.4%

Coupon on Subordinated Debentures:  8.4%

Total Number of Capital Securities Being Offered:  250,000

Price to Public Per Capital Security:  $988.87

Total Price to Public:  $247,217,500

Underwriting Commissions Per Capital Security:  $10

Total of Underwriting Commissions:   $2,500,000

Proceeds to the Trust Per Capital Security:  $988.87

Total Proceeds to the Trust:  $247,217,500

Time of Delivery:  January 12, 2001, 10:00 A.M.

Closing Location:      One James Center
                       901 East Cary Street
                       Richmond, Virginia  23219

The Capital Securities will be available for inspection by the
Representatives at:    One James Center
                       901 East Cary Street
                       Richmond, Virginia  23219

Address for Notices to the Underwriters:


               Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated
               Merrill Lynch World Headquarters
               World Financial Center
               North Tower
               New York, New York  10281
               Attention:  Robert D. Craig
               facsimile number: (212) 449-8636

               Morgan Stanley & Co. Incorporated
               1585 Broadway
               New York, New York  10036
               Attention:  Bradford Hart
               facsimile number:  (212) 761-4000


with a copy of any notice pursuant to Section 8(d) also sent to:

               Dewey Ballantine LLP
               1301  Avenue of the Americas
               New York, New York  10017-3954
               Attention:  Peter O'Brien
               facsimile number:  (212) 259-6333

               Troutman Sanders Mays & Valentine LLP
               1111 East Main Street
               Richmond, Virginia  23219
               Attention: F. Claiborne Johnston, Jr., Esquire facsimile number: (804) 697-1339

                                 SCHEDULE III

                           PROPOSED FORM OF OPINION

                                      OF

                             DEWEY BALLANTINE LLP
                          1301 Avenue of the Americas
                         New York, New York 10017-3954



                   RE:  DOMINION RESOURCES CAPITAL TRUST III
                                 Guaranteed By
                           DOMINION RESOURCES, INC.
                        250,000 8.4% Capital Securities



                                                  January __, 2001


Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
Morgan Stanley & Co. Incorporated
 for themselves and as Representatives for the Underwriters named in Schedule I, attached to the Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York 10281

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

     We have acted as your counsel in connection with the purchase by you, acting severally and not jointly, from Dominion Resources Capital Trust III, of an aggregate of 250,000 of 8.4% Capital Securities (liquidation amount of $1,000 per security) of the Trust pursuant to the terms of the Underwriting Agreement dated January 9, 2001 (the Underwriting Agreement).

                                    III-1

     This letter is being delivered to you pursuant to the Underwriting Agreement. All terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

     In connection therewith, we have examined the (i) Registration Statement on Form S-3 (File No. 333-93187) filed by Dominion under the Securities Act of 1933, as amended (the "Act"), as it became effective under the Act (the "Registration Statement"); and (ii) Dominion's prospectus dated January 6, 2000 (the "Base Prospectus"), as supplemented by the prospectus supplement relating to the Securities dated January 9, 2001 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus"), filed by Dominion pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Act.

     We have also examined (i) an executed copy of the Underwriting Agreement;
(ii) the Trust Agreement, the Capital Securities Guarantee Agreement, the Indenture and the Expenses Agreement; (iii) copies of certificates for the Capital Securities; (iv) a copy of a certificate for the Common Securities; and
(v) a copy of a certificate for the Subordinated Debentures.

     In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of Dominion, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

          In addition, for purposes of this opinion we have assumed the following:

          (i) Dominion has been duly incorporated and, since the date of execution of each Operative Document, has been validly existing and in good standing as a corporation under the laws of the Commonwealth of Virginia;

          (ii) Dominion has full power, authority and legal right to enter into and perform its obligations under, and consummate the transactions contemplated by, each Operative Document;

          (iii) the execution, delivery and performance of the Operative Documents by Dominion do not violate the laws of the Commonwealth of Virginia, the State of Delaware or any other applicable laws (excepting the laws of the State of New York and the federal laws of the United States); and

                                     III-2

          (iv) the execution, delivery and performance of the Operative Documents by Dominion do not constitute a breach or violation of any agreement or instrument which is binding upon it.

          Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

          1. Assuming (a) the due authorization, execution and delivery of the Trust Agreement by Dominion, the Administrative Trustees, the Property Trustee, and the Delaware Trustee, and (b) that the Trust Agreement is the valid and legally binding obligation of the Administrative Trustees, the Property Trustee and the Delaware Trustee, the Trust Agreement constitutes a valid and legally binding obligation of Dominion, enforceable against Dominion in accordance with its terms.

          2. Assuming (a) the due authorization, execution and delivery of the Indenture by Dominion and the due qualification of the Indenture under the Trust Indenture Act and (b) that the Indenture is the valid and legally binding obligation of the Debenture Trustee, the Indenture constitutes a valid and legally binding obligation of Dominion, enforceable against Dominion in accordance with its terms.

          3. Assuming (a) the due authorization, execution and delivery of the Expenses Agreement by Dominion and (b) the due execution of the Expenses Agreement by the Trust, the Expenses Agreement constitutes a valid and legally binding obligation of Dominion, enforceable against Dominion in accordance with its terms.

          4. Assuming (a) the due authorization, execution and delivery of the Capital Securities Guarantee Agreement by Dominion and (b) the due execution of the Capital Securities Guarantee Agreement by the Guarantee Trustee, the Capital Securities Guarantee constitutes a valid and legally binding obligation of Dominion, enforceable against Dominion in accordance with its terms.

          5. Assuming (a) the due authorization, execution and issuance of the Subordinated Debentures by Dominion and (b) the due authentication by the Debenture Trustee, upon delivery against payment for the purchase price therefor in accordance with the Indenture, the Subordinated Debentures will constitute valid and legally binding obligations of Dominion, enforceable against Dominion in accordance with their terms and entitled to the benefits of the Indenture.

          The statements made in the Base Prospectus under the captions "Description of Debt Securities", "Additional Terms of the Junior Subordinated Debentures", "Description of the Trust Preferred Securities", "Description of the Guarantees" and "Relationship Among the Trust Preferred Securities, the Guarantee and the Junior Subordinated Debentures Held by the Trust", as supplemented by the statements made in the Prospectus Supplement under the captions

                                     III-3

"Specific Terms of the Capital Securities" and "Specific Terms of the Junior Subordinated Debentures" insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

          Our opinions set forth in paragraphs 1, 2, 3, 4, and 5 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

          All legal proceedings taken by Dominion in connection with the offering of the Securities, and the legal opinions, dated the date hereof, rendered to you pursuant to the Underwriting Agreement by James F. Stutts, Esq., Vice President and General Counsel of Dominion, McGuireWoods LLP, counsel to Dominion, and Troutman Sanders Mays & Valentine LLP, counsel to you, each members of the Bar of the Commonwealth of Virginia, are in form satisfactory to us.

          We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States. In rendering the foregoing opinions, we have, with your consent, relied solely upon the opinion of Troutman Sanders Mays & Valentine LLP, dated the date hereof and addressed to you, as to all matters of Virginia law and Richards, Layton & Finger, P.A., dated the date hereof and addressed to you, as to all matters of Delaware law.

          This opinion letter is rendered to you in connection with the above-described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                        Very truly yours,


                                        DEWEY BALLANTINE LLP

                                     III-4

                                  SCHEDULE IV

                           PROPOSED FORM OF OPINION

                                      OF

                     TROUTMAN SANDERS MAYS & VALENTINE LLP
                            Bank of America Center
                             1111 East Main Street
                           Richmond, Virginia 23219



                   RE:  DOMINION RESOURCES CAPITAL TRUST III
                                 Guaranteed By
                           DOMINION RESOURCES, INC.
                        250,000 8.4% Capital Securities



                                                  January __, 2001


Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
Morgan Stanley & Co. Incorporated
 for themselves and as Representatives for the Underwriters named in Schedule I, attached to the Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York 10281

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036


Ladies and Gentlemen:

          We have acted as your counsel in connection with the purchase by you, acting severally and not jointly, from Dominion Resources Capital Trust III, of an aggregate of 250,000 of 8.4% Capital Securities (liquidation amount of $1,000 per security) of the Trust pursuant to the terms of the Underwriting Agreement dated January 9, 2001 (the Underwriting Agreement).

     This letter is being delivered to you pursuant to the Underwriting Agreement. All terms not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

     We have examined originals, or copies certified to our satisfaction of such corporate records of Dominion and the Trust, indentures, agreements and other instruments, certificates of public officials, certificates of officers and representatives of Dominion, of the Trust and of each of the Trustees, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of Dominion, the Trust, the Trustees and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

     In addition, we attended the closing held today at the offices of McGuireWoods LLP, One James Center, Richmond, Virginia, at which Dominion and the Trust satisfied the conditions contained in Section 7 of the Underwriting Agreement that are required to be satisfied as of the Closing Date.

     Based upon the foregoing, and having regard to legal considerations that we deem relevant, we are of the opinion that:

     1. Dominion is a corporation duly incorporated and existing as a corporation in good standing under the laws of Virginia, and has the corporate power to transact its business as described in the Prospectus.

     2. The Underwriting Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by Dominion.

     3. The Trust Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by Dominion, the Administrative Trustees, the Property Trustee and the Delaware Trustee.

     4. The Indenture has been duly authorized, executed and delivered by Dominion and has been duly qualified under the Trust Indenture Act and constitutes a valid and binding obligation of Dominion, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

     5. The Expenses Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by Dominion and the Trust.

     6. The Capital Securities Guarantee Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by Dominion and the Guarantee Trustee.

     7. The Subordinated Debentures have been duly authorized and executed by Dominion and, when authenticated by the Debenture Trustee in accordance with, and in the form contemplated by, the Indenture and issued, delivered and paid for as provided in the Underwriting Agreement, will have been duly and validly issued under the Indenture and will constitute valid and binding obligations of Dominion entitled to the benefits provided by the Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

     8. The Registration Statement (Reg. No. 333-93187) with respect to the Securities filed pursuant to the Securities Act, has become effective and remains in effect at this date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale and the sale of Securities in the manner therein specified.

     9. The Registration Statement (which includes the Incorporated Documents) and the Prospectus (except that we express no comment or belief with respect to the financial statements and schedules and other financial or statistical information contained in the Registration Statement or Prospectus) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

     10. As to the statements relating to the Securities contained in the prospectus initially filed as part of the Registration Statement under DESCRIPTION OF DEBT SECURITIES, ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED DEBENTURES, DESCRIPTION OF THE TRUST PREFERRED SECURITIES, DESCRIPTION OF THE GUARANTEES, and RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES HELD BY THE TRUST as all or any of them have been supplemented by the statements under SPECIFIC TERMS OF THE CAPITAL SECURITIES and SPECIFIC TERMS OF THE JUNIOR SUBORDINATED DEBENTURES, in the Prospectus Supplement dated January 9, 2001 are accurate and do not omit any material fact required to be stated therein or necessary to make such statements not misleading.

     11. As to the statistical statements in the Registration Statement (which includes the Incorporated Documents), we have relied solely on the officers of Dominion. As to the other matters, we have not undertaken to determine independently the accuracy or completeness of the statements contained or incorporated by reference in the Registration Statement or in the Prospectus.
We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement except as stated above in regard to the captions in the opinion in the preceding paragraph. We note that we were not involved in the preparation of the Registration Statement or the prospectus initially filed as part thereof, and that the

Incorporated Documents were prepared and filed by Dominion without our participation. We have, however, participated in conferences with counsel for and representatives of Dominion and the Trust in connection with the preparation of the Prospectus Supplement, and we have reviewed the Incorporated Documents and such of the corporate records of Dominion and the Trust as we deemed advisable. None of the foregoing disclosed to us any information that gives us reason to believe that the Registration Statement (except the financial statements incorporated by reference therein, as to which we express no opinion) contained on the date the Registration Statement became effective, or the Prospectus contained on the date it was issued, or that the Registration Statement or the Prospectus now contains, any untrue statement of a material fact or omitted on said date or now omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing opinion is given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus.

     12. An appropriate order of the Securities and Exchange Commission (the "Commission") with respect to the sale of the Securities under the Public Utility Holding Company Act of 1935, as amended, has been issued, and such order remains in effect at this date and constitutes valid and sufficient authorization for the sale of the Securities as contemplated by the Underwriting Agreement. No approval or consent by any public regulatory body, other than such order and notification of effectiveness by the Commission, is legally required in connection with the sale of the Securities as contemplated by the Underwriting Agreement (except to the extent that compliance with the provisions of securities or blue sky laws of certain states may be required in connection with the sale of the Securities in such states) and the carrying out of the provisions of the Underwriting Agreement.

     We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America. In rendering the foregoing opinions, we have, with your consent, relied solely upon the opinion of Richards, Layton & Finger, P.A., dated the date hereof and addressed to you, as to all matters of Delaware law. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent, except that Dewey Ballantine LLP may rely on this opinion with respect to matters governed by laws of the Commonwealth of Virginia.


                         Very truly yours,


                         TROUTMAN SANDERS MAYS & VALENTINE LLP

                                  SCHEDULE V

                           PROPOSED FORM OF OPINION

                                      OF

                               MCGUIREWOODS LLP
                               One James Center
                             901 East Cary Street
                           Richmond, Virginia 23219

                   RE:  DOMINION RESOURCES CAPITAL TRUST III
                                 Guaranteed By
                           DOMINION RESOURCES, INC.

                        250,000 8.4% Capital Securities

                               January __, 2001




Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
Morgan Stanley & Co. Incorporated
 for themselves and as Representatives for the Underwriters named in Schedule I, attached to the Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York 10281

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036


Ladies and Gentlemen:

          The arrangements for issuance of 250,000 8.4% Capital Securities (liquidation amount $1,000 per security) (the Capital Securities) of Dominion Resources Capital Trust III

(the Trust), pursuant to an Underwriting Agreement dated January 9, 2001, by and among the Trust, Dominion Resources, Inc. (Dominion) and the Underwriters listed on Schedule I as attached thereto (the Underwriting Agreement), have been taken under our supervision as counsel for Dominion and the Trust. Terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

          We have examined originals, or copies certified to our satisfaction, of such corporate records of Dominion and the Trust, indentures, agreements, and other instruments, certificates of public officials, certificates of officers and representatives of Dominion, of the Trust and each of the Trustees, and other documents, as we have deemed it necessary to require as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of Dominion, the Trust, the Trustees and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Underwriting Agreement have been satisfactory to us.

          With respect to the opinions hereinafter expressed that are dependent upon Delaware law and except to the extent that the same is expressly the subject matter of our opinion set forth below, we are relying upon the opinion dated the date hereof rendered to you by Richards, Layton & Finger, P.A. (the Richards Layton Opinion), and our opinions in this regard are subject to the exceptions, qualifications and assumptions set forth in the following paragraphs in the Richards Layton Opinion: B (except with respect to Dominion and the Administrative Trustees, provided that we have also assumed the legal capacity of the Administrative Trustees, and provided further that we have not made the assumption set forth in paragraph B (viii)), C(iii), D (except with regard to the execution of the Operative Documents by Dominion and the Administrative Trustees) and F.

          Based upon the foregoing, and having regard for legal considerations that we deem relevant, we are of the opinion that:

          1. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than those required under the Public Utility Holding Company Act of 1935, as amended, the Securities Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or the due execution, delivery or performance of the Operative Documents or for the offering, issuance, sale or delivery of the Securities. An appropriate order of the Commission with respect to the sale of the Securities under the Public Utility Holding Company Act of 1935, as amended, has been issued, and such order remains in effect at this date and constitutes valid and sufficient authorization for the issuance and sale of the Securities as contemplated by the Underwriting Agreement.

          2. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed, and delivered by, and constitutes a valid and binding obligation of, Dominion, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          3. The Trust Agreement has been duly qualified under the Trust Indenture Act and has been duly authorized, executed, and delivered by, and constitutes a valid and binding obligation of, Dominion, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          4. The Capital Securities Guarantee Agreement has been duly qualified under the Trust Indenture Act and each of the Capital Securities Guarantee and the Expenses Agreement has been duly authorized, executed, and delivered by, and constitutes a valid and binding obligation of, Dominion, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          5. The Subordinated Debentures have been duly authorized and executed by Dominion and, when authenticated by the Debenture Trustee in accordance with, and in the form contemplated by, the Indenture and issued, delivered and paid for in accordance with the Underwriting Agreement, will have been duly and validly issued under the Indenture and will constitute valid and binding obligations of Dominion entitled to the benefits provided by the Indenture, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          6. The Securities and the Operative Documents, when the Capital Securities are delivered pursuant to the Underwriting Agreement, conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

          7. The Common Securities have been duly authorized by the Trust Agreement and (subject to the terms of the Trust Agreement), when issued and delivered by the Trust to Dominion against payment therefor as described in the Trust Agreement, will be validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust; and the issuance of the Common Securities is not subject to preemptive or other similar rights.

          8. The Capital Securities have been duly authorized by the Trust Agreement and (subject to the terms of the Trust Agreement) when delivered to and paid for by the Representatives pursuant to the Underwriting Agreement, will be validly issued, fully paid and non assessable undivided beneficial interests in the assets of the Trust; the holders of the Capital Securities will (subject to the terms of the Trust Agreement) be entitled to the same limit of personal liability under Delaware law as is extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and the issuance of the Capital Securities is not subject to preemptive or other similar rights.

          9. The Registration Statement (Reg. No. 333-93187) with respect to the Securities filed pursuant to the Securities Act, has become effective and remains in effect at this date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale and the sale of the Securities in the manner therein specified.

          10. The Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder (except that we express no comment or belief with respect to the financial statements and schedules and other financial or statistical information contained in the Registration Statement or Prospectus).

          11. We are of the opinion that the statements relating to the Operative Documents and the Securities contained in the prospectus initially filed as part of the Registration Statement under DESCRIPTION OF DEBT SECURITIES, ADDITIONAL TERMS OF THE JUNIOR SUBORDINATED DEBENTURES, DESCRIPTION OF THE TRUST PREFERRED SECURITIES, DESCRIPTION OF THE GUARANTEES, and RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES HELD BY THE TRUST as all or any of them have been supplemented by the statements under SPECIFIC TERMS OF THE CAPITAL SECURITIES and SPECIFIC TERMS OF THE JUNIOR SUBORDINATED DEBENTURES, in the Prospectus Supplement dated January 9, 2001 are substantially accurate and fair.

          12. With regard to the discussion in the Prospectus Supplement under the caption MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES, we are of the opinion that under current United States federal income tax law, although the discussion does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Subordinated Debentures, (i) the Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of Dominion; (ii) the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and (iii) such discussion constitutes a fair and accurate summary of the matters discussed therein in all material respects. In rendering the aforementioned tax opinion, we have considered the current provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions and Internal Revenue Service rulings, all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions. There can be no assurance, moreover, that any of the opinions expressed herein will be accepted by the Internal Revenue Service, or, if challenged, by a court.

          13. We have participated in conferences with officers and other representatives of Dominion and the Trust and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and we have consulted with officers and other employees of Dominion and the Trust to inform them of the disclosure requirements of the Securities Act. We have examined various reports, records, contracts and other documents of Dominion and the Trust and orders and instruments of public officials, which our investigation led us to deem pertinent. In addition, we attended the due diligence meetings with representatives of Dominion and the Trust and the closing at which Dominion and the Trust satisfied the conditions contained in Section 6 of the Underwriting Agreement. We have not, however, undertaken to make any independent review of the other records of Dominion and the Trust which our investigation did not lead us to deem pertinent. As to the statistical statements in the Registration Statement, we have relied solely on the officers of Dominion. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement, except as stated above in regard to the captions in the opinion in paragraph nos. 11 and 12 herein. But such conferences, consultation, examination and attendance disclosed to us no information with respect to such other matters that gives us reason to believe that the Registration Statement contained on the date the Registration Statement became effective, or the Prospectus contained on the date it was issued, or that the Registration Statement or the Prospectus contains now, any untrue statement of a material fact or omitted on such date or omits now to state a material fact required to be stated therein or necessary to make the statements therein not misleading. We are of the opinion that the Registration Statement (excepting the financial statements incorporated therein by reference, as to which we express no opinion) complies as to form in all material respects with all legal requirements. The foregoing opinion is given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus.

          We are members of the bars of the Commonwealth of Virginia and the State of New York. We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the United States of America and, to the extent set forth herein, the laws of the State of Delaware. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent.



                                        Yours very truly,


                                        MCGUIREWOODS LLP

                                  SCHEDULE VI

                           PROPOSED FORM OF OPINION

                                      OF

                              GENERAL COUNSEL OF
                           DOMINION RESOURCES, INC.

                              120 Tredegar Street
                              Richmond, VA 23219


                   RE:  DOMINION RESOURCES CAPITAL TRUST III
                                 Guaranteed By
                           DOMINION RESOURCES, INC.

                        250,000 8.4% Capital Securities

                               January __, 2001




Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Morgan Stanley & Co. Incorporated
 for themselves and as Representatives for the Underwriters named in Schedule I, attached to the Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York 10281

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

          The arrangements for issuance of 250,000 8.4% Capital Securities (liquidation amount $1,000 per security) (the Capital Securities), of Dominion Resources Capital Trust III (the Trust) as guaranteed by Dominion Resources, Inc. (Dominion), pursuant to an Underwriting Agreement dated January 9, 2001, by and among the Trust, Dominion and the Underwriters listed on Schedule I as attached thereto (the Underwriting Agreement), have been taken under my supervision as Vice President and General Counsel of Dominion. Terms not otherwise defined herein have the meanings set forth in the Underwriting Agreement.

          As Vice President and General Counsel of Dominion, I have general responsibility over the attorneys within Dominion's Legal Department responsible for rendering legal counsel to Dominion regarding corporate, financial, securities, and other matters. I am generally familiar with the organization, business and affairs of Dominion. I am also familiar with the proceedings taken and proposed to be taken by Dominion in connection with the offering and sale of the Capital Securities, and I have examined such corporate records, certificates and other documents and such questions of the law as I have considered necessary or appropriate for the purposes of this opinion. In addition, I have responsibility for supervising lawyers who may have been asked by me or others to review legal matters arising in connection with the offering and sale of the Preferred Securities. Accordingly, some of the matters referred to herein have not been handled personally by me, but I have been made familiar with the facts and circumstances and the applicable law, and the opinions herein expressed are my own or are opinions of others in which I concur.

          On this basis I am of the opinion that:

          1. Dominion has been duly incorporated and is validly existing as a corporation in good standing under the laws of Virginia, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement; and Dominion is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Dominion Material Adverse Effect.

          2. Each Significant Subsidiary of Dominion has been duly incorporated and is validly existing as a corporation in good standing under the respective laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Dominion Material Adverse Effect.

          3. The Underwriting Agreement has been duly authorized, executed and delivered by the Offerors.

          4. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened, to which the Trust, Dominion or one of their subsidiaries is a party or to which any of the Trust's, Dominion's or any of their subsidiaries' properties is subject other than any proceedings described in the Prospectus and proceedings which I believe are not likely to have a material adverse effect on the power or ability of each of Dominion and the Trust to perform its obligations under the Operative Agreements or to consummate the transactions contemplated thereby or by the Prospectus.

          I am a member of the Bar of the Commonwealth of Virginia and I do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia and the United States of America. This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent. I do not undertake to advise you of any changes in the opinions expressed herein resulting from matters that may hereinafter arise or that may hereinafter be brought to my attention.

                                   Yours very truly,

                                 SCHEDULE VII

                           PROPOSED FORM OF OPINION

                                      OF

                        RICHARDS, LAYTON & FINGER, P.A.
            SPECIAL  DELAWARE COUNSEL FOR DOMINION RESOURCES, INC.
                   AND DOMINION RESOURCES CAPITAL TRUST III
                               One Rodney Square
                                 P. O. Box 551
                             Wilmington, DE 19899


                   RE: DOMINION RESOURCES CAPITAL TRUST III
                                 Guaranteed By
                           DOMINION RESOURCES, INC.


                        250,000 8.4% Capital Securities


                               January __, 2001



Dominion Resources, Inc.
120 Tredegar Street
Richmond, Virginia 23219

Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
Morgan Stanley & Co. Incorporated
 for themselves and as Representatives for the Underwriters named in Schedule I, attached to the Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York 10281

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

                                     VII-1

          We have acted as special Delaware counsel for Dominion Resources, Inc., a Virginia corporation (the "Corporation"), and Dominion Resources Capital Trust III, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a) The Certificate of Trust of the Trust, (the "Certificate"), as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 17, 1999;

(b) The Trust Agreement, dated as of December 17, 1999, by and between Chase Manhattan Bank USA, National Association (as successor to Chase Manhattan Bank Delaware), a national banking association, as Trustee (the "Delaware Trustee"), as amended and restated in the Amended and Restated Trust Agreement of Dominion Resources Capital Trust III, dated as of January 1, 2001 (as amended and restated the "Trust Agreement"), by and among the Corporation, as sponsor, The Chase Manhattan Bank, as Property Trustee, the Delaware Trustee and the Administrative Trustees of the Trust named therein (the "Trustees"), and the holders, from time to time, of undivided beneficial interests in the assets of the Trust (including Exhibits A and B thereto);

(c) The Prospectus, dated January 6, 2000, as supplemented by the Prospectus Supplement dated January 1, 2001 (collectively, the "Prospectus"), relating to the 8.4% Capital Securities, of the Trust, representing undivided beneficial interests in the assets of the Trust (each, a "Capital Security" and, collectively, the "Capital Securities");

(d) The Underwriting Agreement, dated January 9, 2001 (the "Underwriting Agreement"), by and among the Corporation, the Trust and the Underwriters listed on Schedule I as attached thereto (the "Underwriters"); and

(e) A Certificate of Good Standing for the Trust, dated January __, 2001, obtained from the Secretary of State.

          Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement. The Capital Securities and the Common Securities are hereinafter collectively referred to as the "Trust Securities."

          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth

                                     VII-2
therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

     2. Under the Trust Agreement and the Business Trust Act, the Trust has the trust power and authority to own property and conduct its business, as described in the Prospectus.

     3. The Trust Agreement constitutes a valid and binding agreement of the Corporation and the Trustees, and is enforceable against the Corporation and the Trustees, in accordance with its terms.

     4. Under the Trust Agreement and the Business Trust Act, the Trust has the trust power and authority to (A) execute and deliver the Underwriting Agreement, and to perform its obligations thereunder, (B) issue and perform its obligations under the Trust Securities, and (C) purchase and hold the Subordinated Debentures.

     5. Under the Trust Agreement and the Business Trust Act, the execution and delivery by the Trust of the Underwriting Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

     6. The Capital Securities have been duly authorized by the Trust Agreement. The Capital Securities, when duly executed and authenticated in accordance with the Trust Agreement and delivered against payment therefor in accordance with the Trust Agreement and the Underwriting Agreement, will be validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable undivided preferred beneficial interests in the assets of the Trust and will entitle the Holders of Capital Securities to the benefits of the Trust Agreement. The Holders of Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Holders of Capital Securities may be obligated, pursuant to the Trust Agreement, (i) to provide indemnity and security in connection with and pay taxes or governmental charges arising from transfers of certificates evidencing the Capital Securities (the "Capital Security Certificates") and the issuance of replacement Capital Security Certificates, and (ii) to provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement.

                                    VIII-3

     7. The Common Securities have been duly authorized by the Trust Agreement and, when duly executed and delivered to the Corporation in accordance with the Trust Agreement, will be validly issued undivided beneficial interests in the assets of the Trust and entitled to the benefits of the Trust Agreement.


     8. Under the Business Trust Act and the Trust Agreement, the issuance of the Trust Securities is not subject to preemptive rights.


     9. The issuance and sale of the Trust Securities by the Trust, the purchase by the Trust of the Subordinated Debentures, the execution, delivery and performance of the Underwriting Agreement by the Trust, the consummation by the Trust of the transactions contemplated thereby and the compliance by the Trust with its obligations thereunder do not violate (A) any provisions of the Certificate or the Trust Agreement, or (B) any applicable Delaware law.


     10. No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Trust Securities or the performance of its obligations under the Underwriting Agreement or the Trust Agreement.

     11. We have reviewed the statements in the Prospectus under the caption "The Trusts" and, insofar as they contain statements of Delaware law, such statements are fairly presented.


The foregoing opinions are subject to the following exceptions, qualifications and assumptions:


               A. We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. This opinion is limited to the laws of the State of Delaware currently in effect. We express no opinion with respect to (i) federal laws, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended, (ii) state securities or blue sky laws or (iii) laws relating to the particular nature of the Trust assets.

               B. We have assumed (i) except to the extent provided in paragraph 1 above, the valid existence of each party to the documents examined by us under the laws of the jurisdiction governing its organization, (ii) the legal capacity of natural persons who are signatories to the documents examined by us, (iii) except to the extent provided in paragraphs 2 and 4 above, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iv) except to the extent provided in paragraphs 5, 6 and 7 above, that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (v) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including, without

                                     VII-4
                    limitation, the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate of Trust are in full force and effect and have not been amended, (vi) the receipt by each Person to whom a Capital Security is to be issued by the Trust (the "Capital Security Holders") of a certificate in the form attached as Exhibit A to the Trust Agreement evidencing ownership of such Capital Security in the name of such Person and the payment for the Capital Security acquired by it, in accordance with the Trust Agreement, and as described in the Prospectus, (vii) that the Capital Securities are issued and sold to the Capital Security Holders in accordance with the Trust Agreement, and as described in the Prospectus, (viii) the receipt by the Person to whom a Common Security is to be issued by the Trust (the "Common Security Holder") of a certificate in the form attached as Exhibit B to the Trust Agreement evidencing ownership of such Common Security in the name of such Person and the payment for the Common Security acquired by it, in accordance with the Trust Agreement, and as described in the Prospectus, (ix) that the Common Securities are issued and sold to the Common Security Holder in accordance with the Trust Agreement, and as described in the Prospectus, and (x) that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a trustee and filing documents with the Secretary of State) or employees in the State of Delaware.

               C. The opinion expressed in paragraph 3 above regarding enforceability, is subject to (i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

               D. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

               E. We have not participated in the preparation of the Prospectus and assume no responsibility for its contents.

               F. To the extent that Section 13.2 of the Trust Agreement provides that the Trust Agreement is governed by laws other than the laws of the State of Delaware, we express no opinion concerning Section 13.2 of the Trust Agreement or the effect of Section 13.2 of the Trust Agreement on the Trust Agreement.

                                     VII-5

          We consent to your relying as to matters of Delaware law upon this opinion in connection with the Underwriting Agreement. We also consent to McGuireWoods LLP's relying as to matters of Delaware law upon this opinion in connection with opinions to be rendered by them on the date hereof pursuant to the Underwriting Agreement. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.


                                        Yours very truly,

                                        RICHARDS, LAYTON & FINGER, P.A.

                                     VII-6

                                 SCHEDULE VIII
                           PROPOSED FORM OF OPINION

                                      OF

                        RICHARDS, LAYTON & FINGER, P.A.
           COUNSEL TO CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                (as successor to CHASE MANHATTAN BANK DELAWARE)

                               One Rodney Square
                                 P. O. Box 551
                             Wilmington, DE 19899


                   RE: DOMINION RESOURCES CAPITAL TRUST III
                                 Guaranteed By
                           DOMINION RESOURCES, INC.

                        250,000 8.4% Capital Securities

                               January __, 2001



Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Morgan Stanley & Co. Incorporated
 for themselves and as Representatives for the Underwriters named in Schedule I, attached to the Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York 10281

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

          We have acted as counsel to Chase Manhattan Bank USA, National Association (as successor to Chase Manhattan Bank Delaware), a national banking association ("CMBD"), in

                                    VIII-1
connection with the formation of Dominion Resources Capital Trust III, a business trust existing under the laws of the State of Delaware (the "Trust") pursuant to the Trust Agreement, dated as of December 17, 1999 by and between CMBD, not in its individual capacity but solely as trustee (the "Trustee"), and Dominion Resources, Inc. (the "Company"), as amended and restated pursuant to an Amended and Restated Trust Agreement of Dominion Resources Capital Trust III, dated as of January 1, 2001, among the Company, the Trustee, The Chase Manhattan Bank, as Property Trustee, the Administrative Trustees named therein and the holders from time to time of the undivided beneficial interests in the assets of the Trust (the "Trust Agreement"). This opinion is being delivered to you pursuant to Section 6(d) of the Underwriting Agreement, dated January 9, 2001 (the "Underwriting Agreement"), among Merrill Lynch, Pierce, Fenner & Smith Incorporated, the several Underwriters named in Schedule I thereto, Dominion Resources, Inc. and the Trust, pursuant to which the 250,000 8.4% Capital Securities of the Trust will be sold. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Underwriting Agreement.

          We have examined an original or a copy of the Trust Agreement. We have also examined originals or copies of such other documents and such corporate records, certificates and other statements of governmental officials and corporate officers and other representatives of the corporations or entities referred to herein as we have deemed necessary or appropriate for the purposes of the opinions expressed herein. Moreover, as to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents referred to in this paragraph.

          Based upon the foregoing and upon an examination of such questions of law as we have deemed necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth below, we advise you that, in our opinion:

          1. CMBD is duly incorporated, validly existing in good standing as a banking corporation under the federal laws of the United States of America and has the power and authority to execute, deliver and perform its obligations under the Trust Agreement..

          2. The Trust Agreement has been duly authorized, executed and delivered by CMBD and constitutes a legal, valid and binding obligation of CMBD, enforceable against CMBD, in accordance with its terms.

          3. The execution and delivery of, and performance of the terms of, the Trust Agreement by CMBD does not conflict with or constitute a breach of or default under the charter or by-laws of CMBD.

          4. No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body having jurisdiction in the premises is required under Delaware law for the execution, delivery or performance by CMBD of the Trust Agreement.

          The foregoing opinions are subject to the following exceptions, qualification and assumptions:

                                    VIII-2

          (A) We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction. The foregoing opinions are limited to the laws of the State of Delaware and the federal laws of the United States of America governing the banking and trust powers of CMBD (except that we express no opinion with respect to (i) state securities or blue sky laws and (ii) federal securities laws, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended), and we have not considered and express no opinion on the laws, rules and regulations of any other jurisdiction.

          (B)  The foregoing opinions regarding enforceability are subject to
(i) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent transfer or conveyance and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of federal or state securities laws on the enforceability of provisions relating to indemnification or contribution.

          (C) We have assumed the due authorization, execution and delivery by each of the parties thereto, other than CMBD, of the Trust Agreement, and that each of such parties has the full power, authority and legal right to execute, deliver and perform such document.

          (D) We have assumed that all signatures (other than those of CMBD) on documents examined by us are genuine, that all documents submitted to us as originals are authentic, and that all documents submitted to us as copies or specimens conform with the originals, which facts we have not independently verified.

          This opinion may be relied upon by you in connection with the matters set forth herein, and without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                       Very truly yours,

                                    VIII-3

                                  SCHEDULE IX
                           PROPOSED FORM OF OPINION

                                      OF

                            CRAVATH SWAINE & MOORE
           COUNSEL FOR THE DEBENTURE TRUSTEE, THE GUARANTEE TRUSTEE
                           AND THE PROPERTY TRUSTEE

                               World Wide Plaza
                                825 8th Avenue
                           New York, New York 10019



                   RE:  DOMINION RESOURCES CAPITAL TRUST III
                                 Guaranteed By
                           DOMINION RESOURCES, INC.

                        250,000 8.4% Capital Securities

                               January __, 2001


Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Morgan Stanley & Co. Incorporated
 for themselves and as Representatives for the Underwriters named in Schedule I, attached to the Underwriting Agreement

c/o Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower
New York, New York 10281

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Ladies and Gentlemen:

          We have acted as counsel to The Chase Manhattan Bank (the "Bank") in connection with (a) the Indenture, dated as of December 1, 1997, as heretofore supplemented (the "Original Indenture"), between Dominion Resources, Inc. (the "Company") and the Bank, as Trustee, (b) the Second Supplemental Indenture, dated as of January 1, 2001 (together with the Original Indenture, herein called the "Indenture"), between the Company and the Bank, as Trustee, (c) the Capital Securities Guarantee Agreement, dated as of January 12, 2001 (the "Guarantee Agreement"), between the Company, as Guarantor, and the Bank, as Trustee, and
(d) the Amended and Restated Trust Agreement of Dominion Resources Capital Trust III, dated as of January 1, 2001 (the "Trust Agreement"), among the Company, as Sponsor, the Bank, as Property Trustee, Chase Manhattan Bank USA, National Association (successor to Chase Manhattan Bank Delaware), as Delaware Trustee, and James P. Carney and G. Scott Hetzer, as Administrative Trustees.

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including copies of the Indenture, the Guarantee Agreement, the Trust Agreement and certain resolutions adopted by the Board of Directors of the Bank.

          Based upon the foregoing, we are of opinion that:

          (i) the Bank has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of New York;

          (ii) the Bank has the corporate trust power and authority to execute, deliver and perform its duties under the Indenture, the Guarantee Agreement and the Trust Agreement, has duly executed and delivered the Indenture, the Guarantee Agreement and the Trust Agreement, and, insofar as the laws governing the trust powers of the Bank are concerned and assuming due authorization, execution and delivery thereof by the other parties thereto, each of the Indenture, the Guarantee Agreement and the Trust Agreement constitutes a legal, valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law;

          (iii) the execution, delivery and performance by the Bank of the Indenture, the Guarantee Agreement and the Trust Agreement do not conflict with or constitute a breach of the charter or bylaws of the Bank; and

          (iv) no approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the trust powers of the Bank is required in connection with the execution and delivery by the Bank of the Indenture, the Guarantee Agreement or the Trust Agreement or the performance by the Bank of its duties thereunder, except such as have been obtained, taken or made.

          We are admitted to practice only in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal law of the United States of America. We are furnishing this opinion to you solely for your benefit. This opinion is not to be relied upon by any other person or used, circulated, quoted or otherwise referred to for any other purpose.


                                       Very truly yours,